UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2012

Heritage Oaks Bancorp
(Exact name of registrant as specified in its charter)

California	000-25020	77-0388249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 12th Street, Paso Robles, CA	93446
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   805-369-5200

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.02. Results of Operations and Financial Condition.

On January 26, 2012, Heritage Oaks Bancorp (NASDAQ:HEOP) (the "Company"), parent company of Heritage Oaks Bank (the "Bank"), announced its financial condition and results of operations as of and for the twelve months ended December 31, 2011.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Heritage Oaks Bancorp (NASDAQ:HEOP) (the "Company"), parent company of Heritage Oaks Bank (the "Bank"), announced January 26, 2012, effective January 30, 2012 that William Yarbenet, age 53, has joined the bank as Executive Vice President / Chief Credit Officer of Heritage Oaks Bank, the wholly owned subsidiary of the Company. Mr. Yarbenet will be joining the Bank to further strengthen the team and to continue its focus on improving credit quality and the overall risk profile of the Bank.

Prior to his appointment with the Company, Mr. Yarbenet served as Executive Vice President/Chief Credit Officer at PremierWest Bancorp since August 2009. Prior to that, Mr. Yarbenet served as Vice President/Chief Credit Officer at The Goldman Sachs Group, Inc. from 2004 to 2009.

The terms of Mr. Yarbenet's employment provide that he will earn an initial base salary of $180,000, a sign-on housing bonus of $45,000, stock option grant valued at $35,000 vesting 33% over three years, eligible to participate in the Bank's Employee Benefits Plan as well as the Bank's 401(k) plan and Employee Stock Ownership Plan.

Mr. William Filippin, Executive Vice President and previous Chief Credit Officer for Heritage Oaks Bank and who has led the significant improvement in credit quality at the Bank over the past few years will be transitioning and rejoining the front line as Market Area President for San Luis Obispo County to grow our loans and deposits in that key market.

Ms. Joanne Funari, previously Executive Vice President/Chief Lending Officer and President of Business First Bank, a division of Heritage Oaks Bank, assumed an expanded role as Market Area President for Santa Barbara and Ventura Counties and will lead our efforts to grow loans and deposits in both these Counties. There are no changes to Ms. Funari's current compensation or benefits.

Mr. Yarbenet, Mr. Filippin and Ms. Funari will report to Simone Lagomarsino, CEO and President of the Company and the Bank.

Heritage Oaks Bank has eliminated the position of President/Chief Operating Officer of Heritage Oaks Bank, recently held by Mr. Ron Oliveira. Mr. Oliveira led the Bank's recovery through a difficult time, and helped to reposition the organization. On behalf of the Board and executive management, we are grateful for Mr. Oliveira's commitment and leadership and wish him well in his new endeavors. His last day was January 26, 2012. Ms. Lagomarsino assumed the additional responsibilities of Heritage Oaks Bank President. There are no changes to Ms. Lagomarsino's current compensation or benefits.

A copy of the press release discussing Item 2.02 and Item 5.02 is attached to this 8-K as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 26, 2012.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Oaks Bancorp (Registrant)
January 26, 2012 (Date)	/s/ TOM TOLDA Tom Tolda Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 26, 2012.